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                                                                    EXHIBIT 10.4

                            MASTER SERVICES AGREEMENT

This Master Services Agreement (the "Agreement") is entered into as of __________, ______ ("the Effective Date") between digitalNation - a VERIO company --, Inc. ("digitalNATION - a VERIO company -"), and idmedical.com identified below ("Client"). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PURPOSE OF AGREEMENT. digitalNATION - a VERIO company - provides Internet connectivity services (the "Bandwidth"), certain equipment used in Internet connectivity services (the "Hardware"), space in its business premises to store and operate such Hardware ("Space") and licensing of the associated operating system and web server (the "Software"), together comprising a dedicated server package (together the "Services"), digitalNATION - a VERIO company -- desires to provide Services to Client, and Client desires to receive and compensate digitalNATION - a VERIO company - for such Services.

2. SERVICE ORDERS.

2.1. Service Orders. The provision of Services pursuant to this Agreement shall be Initiated by Service Orders ("Service Orders") issued by Client describing the Bandwidth, Hardware, Space and Software that Client desires. Each Service Order will contain the prices, initial terms of Services and other Information designated in the Service order form. Client shall use the than current version of the Service Order form as designated by digitalNATION -- a VERIO company --. No Service Order shall be effective until accepted by digitalNATION -- a VERIO company --. The terms of this Agreement and Service Orders shall control Services to Client.

2.2. Termination. Client may terminate any Service Order by giving digitalNATION at least 30 days written notice prior to the recurring billing date (as referred to in Section 6.1) when Client desires Services to cease. If Client gives less than 30 days notice then Client will be billed for Services until the first recurring billing date which is at least 30 days after such notice. digitalNATION -- a VERIO company - may terminate any Service Order by giving at least 30 days prior written notice of the date of termination of Service. All amounts due from Client for the account to which the Service Order relates must be paid in order for Client to terminate a Service Order.

2.3. IP Addresses. digitalNATION - a VERIO company - may designate for Client's use on a temporary basis a reasonable number of Internet protocol Addresses ("IP Addresses") from the address space assigned to digitalNATION - a VERIO company - by the Internic. Client acknowledges that the IP Addresses are the sole property of digitalNATION - a VERIO company --, and are temporarily designated for Client's use as part of the Services, and are not portable as such term is sued by the Internic. digitalNATION - a VERIO company - reserves the right to change the IP Address designations at any time. digitalNATION - a VERIO company - shall use reasonable efforts to minimize inconvenience to Client resulting from such changes, and shall give Client reasonable notice of changes. Client agrees that it will have no right to use IP Addresses assigned to digitalNATION - a VERIO company - upon termination of this Agreement, and that any change in IP Addresses Client may need to make after termination of this Agreement shall be the sole responsibility of Client.


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3. SOFTWARE LICENSE AND RIGHTS

3.1. Operating System and Web Server Software License. During the term of a Service Order, digitalNATION - a VERIO company - grants Client a non-transferable, nonexclusive license to use the Software, in object code form only, for its internal needs, to be used solely on the Hardware provided, and solely in conjunction with the Services.

3.2. Software License Restrictions. Client agrees that it will not, directly or indirectly (and it will not allow others to):

         3.2.1. copy the Software, except as in necessary to install on Hardware and for internal, archival purposes. In the event Client makes any copies of Software, Client shall reproduce all property notices on such copies;

         3.2.2. reverse engineer, decompile, disassemble, modify or otherwise attempt to derive source code from the Software;

         3.2.3. sell, lease, license, transfer, give possession of, or sublicense the Software or the documentation to others;

         3.2.4. write or develop any derivative or other software programs, based, in whole or in part, upon the software or any Confidential Information (as defined in Section 9).

3.3. Proprietary Rights. Client shall not have any right, title, or interest in the Software, hardware, documentation, or any copyrights, patents or trademarks, embodied or used in connection therewith, except for the limited license to use provided in Sections 3.1 and 3.2.

4. SERVICE INTERRUPTIONS. During the term of a Service Order, Client shall have a Performance Guarantee for its servers, which is stated at http://www.dedicatedserver.com/servers/guarantee.php3, and is incorporated here by reference. Other than as provided for the Performance Guarantee, digitalNATION shall not be liable for failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of any governmental body, war, insurrection, sabotage, embargo, fire, flood, strike or other labor disturbance, interruption of or delay in transportation, unavailability of interruption or delay in telecommunications or third party services, failure of third party software or inability to obtain raw materials, supplies, or power used in or equipment needed for provision of the Services.

5. USER CONTENT AND CONDUCT. Client is solely responsible for the content of any postings, data or transmissions using the Services (the "Content"), or any other use of the Services by Client or by any person or entity Client permits to access the Services (a "User"). Client represents and warrants that neither it nor any User will use the services for unlawful purposes (including, without limitation, infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, invasion of privacy, pornography, obscenity, defamation, and illegal use, transportation or sale of tobacco, controlled substances and firearms), or to interfere with, or disrupt, other network users, network services or network equipment. Disruptions include, without limitation, distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly Impersonating another user, falsifying one's network identity for improper, or illegal purposes, sending unsolicited mass e-mailings, propagation of computer viruses, and using the network to make unauthorized entry to any other machine accessible location, via the network. digitalNATION - a VERIO company may suspend or terminate Services immediately, without prior notice to Client. If digitalNATION - a VERIO company - believes, in good faith, that Client or a User is utilizing the Services for any such illegal or disruptive purpose. Client shall defend, indemnify, and hold harmless digitalNATION - a VERIO company - from and against all liabilities, judgments, claims, damages, settlements, expenses and costs (including reasonable attorneys' fees and litigation expenses) arising out of or relating to any and all claims by any person relating to use of the Services, including, but not limited to, use of the Services without consent of the Client.


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6. PRICING AND PAYMENT TERMS.

6.1. Payment Terms. The full amount of the Initial Cost as reflected in the Service Order, plus charges for the first billing period of Services, are due and payable to digitalNATION - a VERIO company - upon the acceptance of the Service Order. Thereafter, Client will pay in advance charges for each billing period. The recurring billing date shall be THE DATE THAT THE SERVER RELEASE NOTIFICATION IS E-MAILED OR FACES TO THE client. For accounts that are paid by credit card, Client authorizes digitalNATION - a VERIO company - to charge recurring billing on the recurring billing date, until Client gives written notice otherwise to digitalNATION - a VERIO company - or until the expiration or termination of a Service Order. Accounts that pay by check (limited to U.S. bank checks) will be faxed and mailed an invoice on the recurring billing date and payment is due immediately. digitalNATION - a VERIO company - will impose a charge for any check or other instrument which is returned for any reason by a financial institution. digitalNATION - a VERIO company - reserves the right to charge Client any sales, use, excise, and ad valorem, gross receipts, or any other tax or fees now or imposed, directly or indirectly, by any governmental authority or agency with respect to the Services.

6.2. Pricing Disputes. Client must notify digitalNATION - a VERIO company - in writing of any disputed charges within 60 days of the date of the billing for such charges. If Client does not notify digitalNATION - a VERIO company - within that time period, Client has waived any right to dispute such amounts, either directly or as a set-off, recoupment or defense in any action or efforts to collect amounts due to digitalNATION - a VERIO company --.

6.3. Collection. All accounts more than 30 days past due will e charged interest from the due date of the lesser of (i) 2%per month on the past due amount; or
(ii) the highest legal rate of interest. digitalNATION - a VERIO company - may suspend, interrupt, or terminate Services on any account that is past due by more than thirty (30) calendar days, by disabling telnet/ftp access and/or disabling the connection to the server. In the event of disconnection, Client must pay digitalNATION - a VERIO company - a telnet disable fee of $50.00 or a disconnection fee of $150.00 reinstatement fee as a condition of reactivation of the Services, in addition to full payment of the balance due on the account. Reactivation of service will only be performed during digitalNATION - a VERIO company -'s regular business hours (Monday through Friday, 9:00 a.m. to 6:00 p.m.. Eastern Time). All accounts that have been paid in full may be sent by digitalNATION - a VERIO company - to a collection agency. The Client is responsible for paying all costs of collection, including, but not limited to reasonable attorneys' fees and, where lawful, collection agency fees. All accounting issues should be addressed to digitalNATION - a VERIO company -- at accountant@dn.net

6.4. Price Increases. digitalNATION - a VERIO company - shall not increase the prices for Services during the initial term of any Service Order, but may thereafter change prices. digitalNation - a VERIO company - will give Client thirty (30) days written notice prior to increasing the prices for Services.

7. MAINTENANCE AND SUPPORT.

7.1. Ordering Maintenance and Support Services. digitalNATION - a VERIO company
- shall provide Client with maintenance and support services for the Hardware or Software. If such services are specified in the Service Order.

7.2. Exclusions. Maintenance and support services shall not include services for problems arising out of (a) tampering, modification, alteration, or addition to the Hardware or Software, which is undertaken by persons other than digitalNATION - a VERIO company - or its authorized representatives; or (b) programs or hardware supplied by Client.

7.3. Client's Duties. Client shall document and promptly report all errors or malfunctions of the Hardware or Software to digitalNATION - a VERIO company --. Client shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from digitalNATION - a VERIO company --. Client shall maintain a current archive copy of all Software and data. Client shall property train its personnel in the use of the hardware and Software.

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8. TERM AND TERMINATION.

8.1. Term. The term of this Agreement shall commence on the Effective Date and continue until terminated in accordance with this Agreement. The term of a Service order shall be as indicated therein. The term of a Service Order shall automatically renew unless either party provides the other with written notice of termination one month prior to the renewal date reflected in the Service Order.

8.2. Termination Upon Default. As referred to in Section 6.1, digitalNATION - a VERIO company - may immediately terminate this Agreement and any or all Service Orders, within its sole discretion, if Client fails to pay (and digitalNATION - a VERIO company - has not actually received) any amounts due within fifteen (15) days after the due date. For other breaches of this Agreement, either party may terminate this Agreement, and Service Orders, as applicable, if the breaching party fails to correct the default within fifteen (15) days after written notice.

8.3. Effect of Termination. Notwithstanding termination of this Agreement and Service Orders, digitalNATION - a VERIO company - shall be entitled to payment in full of all amounts that may be due to it from Client. In addition, Sections 2.3, 3.1, 3.2, 3.3, 5, 9, 10, 11, 12, and 13 shall survive termination of this Agreement and Service Orders. All other rights and obligations of the parties shall cease upon termination of this Agreement. The term of any license granted hereunder shall expire upon expiration or termination of this Agreement.

9. CONFIDENTIAL INFORMATION. Confidential Information shall mean all information identified by a party ("Disclosing Party") to the other party ("Receiving Party"), which, if in writing labeled as confidential, or if disclosed orally, is reduce to writing within fifteen (15) days, and labeled as confidential. Confidential Information shall remain the sole property of the Disclosing Party. Except for the specific rights granted by this Agreement, the Receiving Party shall not use any confidential Information of Disclosing Party for its own benefit or for the benefit of others. Receiving Party shall not disclose Confidential Information to any third party without the written consent of Disclosing Party (except to consultants who are bound by a written agreement with Receiving Party to maintain confidentiality). Confidential Information shall exclude information (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by Receiving Party without access to Confidential information; (iv) known to Receiving Party at the time of disclosure; or (v) produced in compliance with a court order. Receiving Party shall give reasonable notice to Disclosing Party that Confidential Information is being sought by a third person, so as to afford an opportunity to limit or prevent such disclosure. Receiving Party agrees to cease using all Confidential Information, and to promptly return such Confidential Information to Disclosing Party upon request. Notwithstanding the foregoing, Client consents to digitalNATION - a VERIO company -'s disclosure of account information to credit reporting agencies, credit bureaus, private credit reporting associations, or to other providers of communications services.

10. LIMITATION OF LIABILITY. digitalNATION - a VERIO company -'S liability (including, for purposes of this paragraph only, any of it employees, agents, or representatives), to Client (either directly or as a third party defendant in any action or proceeding) for any claim arising out of or relating to this Agreement or Service Orders or the provision of any Services under Service Orders (including, without limitation maintenance and support) shall be limited to the amount of fees paid by Client to digitalNATION - a VERIO company - under this Agreement within one year preceding the date Client contends its claim arose. In no event shall digitalNATION a VERIO company - be liable for any loss of data, loss of profits, cost of cover, or any other special, incidental, consequential, indirect or punitive damages, however caused and regardless of theory of liability. This limitation will apply even if digitalNATION - a VERIO company - has been advised of, or is aware of, the possibility of such damages.

11. DISCLAIMER OF WARRANTIES. digitalNATION - a VERIO company - specifically dislcaims all implied warranties, including but not limited to, the implied warranties of merchantability and fitness for a particular purpose. Except as otherwise provided in this Agreement, any written materials by digitalNATION--a VERIO company -, or information on digitalNATION - a VERIO company -'s web site, shall be for informational purposes
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only and, whether delivered or disseminated before or after the date of this
Agreement, shall not create any express or implied warranties, guaranty of performance, or contractual obligations.

12. MISCELLANEOUS.

12.1. Independent Contractor. The relationship of digitalNATION - a VERIO company - and client under this Agreement is that of independent contractors and not partners, joint ventures, or co-owners as participants. Neither party has authority to contract for or bind the other.

12.2. Notices. Any notice hereunder shall be in writing and shall be given by registered, certified or Express mail, or reliable overnight courier (such as FedEx) addressed to the addresses in this Agreement, or by facsimile. Notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.

12.3. Assignment. Client may not assign this Agreement, in whole or in part, either voluntarily or by operation of law, and any attempt to do so shall be void and a default of this Agreement.

12.4. Governing Law and Forum. This Agreement shall be governed and interpreted according to the internal laws of the Commonwealth of Virginia, excluding choice of law provisions. For all disputed arising out of or related to this Agreement or Service Orders, the parties Irrevocably consent to the exclusive jurisdiction of the Circuit Court of Fairfax County and the United States District Court for the Eastern District of Virginia, Alexandria Division, ALL SUCH ACTIONS WILL BE TRIED BY THE COURT SITTING WITHOUT A JURY AND THE PARTIES IRREVOCABLY WAIVE THEIR RIGHTS TO TRIAL BY JURY. Client's address for purposes of service of process shall be the address designated for notices in this Agreement. In connection with all actions in which digitalNATION - a VERIO company - is awarded amounts due from Client, digitalNATION - a VERIO company - shall be awarded (either in that action or by way of a separate action) its costs and expenses of litigation (including reasonable attorneys' fees), through trial and appeal.

12.5. Advertising. digitalNATION - a VERIO company - may include Client's name and contact information in the directories of digitalNATION - a VERIO company - services subscribers for the purpose of promoting the use of the Services by clients generally. digitalNATION - a VERIO company - will not use Client's name or other identifying information in any other advertising or promotional materials, without the prior written consent of Client, which may not be unreasonably withheld.

12.6. Indemnification. Client shall defend, indemnify, and hold harmless digitalNATION - a VERIO company from and against all liabilities, judgments, claims, damages, settlements, expenses and costs (including reasonable attorneys' fees and litigation expenses) arising out of or relating to any breach of this Agreement or Service Orders by Client. Client and digitalNATION - a VERIO company - will promptly notify each other upon receipt of any third party claim or legal action arising out of or relating to this Agreement or Service Orders.

12.7. Entire Agreement and Waiver. This Agreement and the Service Orders, constitute the entire agreement between digitalNATION - a VERIO company - and Client with respect to the subject matter hereof. All prior agreements, representations, and statements with respect to such subject matter are superseded. Any failure of either party to exercise or enforce its rights under this Agreement or Service Orders shall not act as a waiver of subsequent breaches.

12.8. Severability. In the event any provision of this Agreement is determined to be unenforceable in full, that provision will be enforces to the maximum extent permissile under applicable law, and the other provisions of this Agreement will remain in full force and effect.


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12.9. Non-Solicitation. During the term of this Agreement and for a period of one (1) year thereafter, Client shall not solicit or hire the services of any employee or subcontractor of digitalNATION - a VERIO company --, without the prior written consent of digitalNATION - a VERIO company --.

12.10. Substitution. digitalNATION - a VERIO company - may substitute, change or modify the Software or Hardware at any time, but shall not thereby substantially after the technical parameters of the Services.

13. MODIFICATIONS. This Agreement may be modified only by a further writing, executed by both parties. This Agreement contains no special provisions, except those written below (if none, write "NONE"):

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14. NOTICES. All notices hereunder shall be given at the following addresses:

         digitalNATION - a VERIO company -- :    5515 Cherokee Avenue
                                                 Alexandria, Virginia 22312-2309
                                                 Attention:  Accounting
                                                 Fax: (703)642-1612

Client:                       Idmedical.com
                              4333 N. 30th St.

                              Boulder, 80301
                              Neil A. Cox
                              Attention: (303) 447-8638
                              Fax: (303) 546-6543

15. CLIENT CONTACTS. Client authorizes these specific individucals to act on its behalf in connection with the matters listed. digitalNATION - a VERIO company - will not take any direction from individuals not listed here. PLEASE PRINT CLEARLY.

AUTHORIZED TECHNICAL CONTACT

Name:           Dallas Lasley
                ---------------------------------------------------------------------------------------------------
Phone:          (303) 580-7474 pager                              Fax:     (303) 948-6373
                -------------------------------------------------          ----------------------------------------
Email:
                ---------------------------------------------------------------------------------------------------

AUTHORIZED PERSONNEL

Please list three contacts authorized by Client to make changes to the Services with digitalNATION - a VERIO company -- :

Name:           Neil A. Cox
                ---------------------------------------------------------------------------------------------------
Phone:          (303) 447-8638                                    Fax:     303 546-6534
                -------------------------------------------------          ----------------------------------------
Email:          www.Ncox1@aol.com
                ---------------------------------------------------------------------------------------------------

Name:           Dr. Jerry Schaller Sr.
                ---------------------------------------------------------------------------------------------------
Phone:          (610) 770-9439                                    Fax:     (610) 770-9267
                -------------------------------------------------          ----------------------------------------
Email:          www.RJS1941@EROLS.com
                ---------------------------------------------------------------------------------------------------

Name:
                ---------------------------------------------------------------------------------------------------
Phone:                                                            Fax:
                -------------------------------------------------          ----------------------------------------
Email:
                ---------------------------------------------------------------------------------------------------


ACCOUNTS PAYABLE CONTACT:

Name:           Neil A. Cox
                ---------------------------------------------------------------------------------------------------
Phone:          (303) 447-8638                                    Fax:     (303) 546-6534
                -------------------------------------------------          ----------------------------------------
Email:          www.ncox1@aol.com
                ---------------------------------------------------------------------------------------------------

Billing Address of Client:
Idmedical.com
4334 N. 30th St.

Boulder, 80301
Neil A. Cox
Ncox@idmedical.com

Fed Tax ID: 84-1506325

SSN (if no Fed Tax number:)
                            ----------------------------

                                     CLIENT:
                                              Neil A. Cox
                                        -----------------------
                                                 Name

                                        By:  /s/ Neil A. Cox
                                        Its:  Vice-President
                                        Date:  11-10-99